EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CTB International Corp. on Form S-8 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of CTB International Corp. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
July 27, 2001